UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2023 (March 5, 2023)

Warner Bros. Discovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34177	35-2333914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue South

New York, New York 10003

(Address of principal executive offices, including zip code)

212-548-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

The Compensation Committee (“Committee”) of the Board of Directors of Warner Bros. Discovery, Inc. (“we,” “us,” “our” or the “Company”) has decided to implement an incremental incentive compensation program that is designed to promote and reward achievement of the Company’s initiatives with regard to increasing free cash flow and reducing leverage. As part of this program, in addition to our normal annual awards of equity-based incentive compensation awards, we are making approximately $11.75 million of one-time, non-recurring grants of performance-based restricted stock units (the “Special 2023 PRSUs”) to certain of our executive officers (other than Mr. Zaslav, whose incentive arrangements are separately described in Item 5.02 below), as well as to select other executives with functional responsibility for cash flow management, debt reduction and synergy achievement (the “Significant Contributors”), in each case as further described in Item 8.01 below. We are also establishing a separate pool of restricted stock units (“RSUs”) to recognize other employees throughout the organization, in addition to the executive officers named below and the Significant Contributors, whose retention and efforts are also important to the overall success of the Company and these initiatives. These employees will receive one-time grants of RSUs under this program, which are currently expected to have an aggregate value of approximately $15 million, based on the per share value of the underlying shares of our Series A common stock (“common stock”) at the date of grant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to David Zaslav Employment Agreement

In connection with the broader incremental incentive compensation program described above, and in furtherance of our initiatives with respect to free cash flow and leverage reduction, on March 5, 2023, the Company and David Zaslav, our Chief Executive Officer, have agreed to amend his employment agreement (the “amended employment agreement”) to change the terms and conditions related to his incentive compensation opportunities for 2023 and future years.

Mr. Zaslav is currently entitled to receive annual awards of that number of performance-based restricted stock units, each currently representing the right to receive one share of our common stock, having an initial value of $12,000,000 (the “Annual PRSUs”). The vesting of any Annual PRSU is currently subject to the achievement of performance criteria that are based 75% on qualitative and 25% on quantitative goals. Currently, upon achievement of 100% or more of these goals, Mr. Zaslav would be entitled to receive that number of shares of common stock equal to the number of Annual PRSUs granted. Currently, the applicable performance period for any Annual PRSU is the calendar year in which such Annual PRSU is granted. Under the current terms of Mr. Zaslav’s employment agreement, 70% of the shares of common stock earned in respect of any Annual PRSUs will be issued promptly following vesting and the remaining 30% will be distributed one year later.

Under the amended employment agreement, the number of shares of common stock that may become payable in respect of Annual PRSUs granted in each of 2023, 2024 and 2025 (the “2023-2025 Annual PRSUs”) will be subject to a multiplier (the “Performance Enhanced Incentive”), whereby Mr. Zaslav could receive a number of vested shares of common stock equal to twice the number of Annual PRSUS subject to each such Annual PRSU award that are earned based on the achievement of the underlying qualitative (75%) and quantitative (25%) objectives (the “Base Award Objectives”) for the performance period applicable to the relevant award. The performance objectives for the Performance Enhanced Incentive will be a financial metric to be established by the Committee with respect to the same performance period applicable to the underlying Annual PRSU award. Under the amended employment agreement, the performance period applicable to any 2023-2025 Annual PRSUs may be up to two years, as established by the Committee in respect of the applicable award. Beginning with the 2023 Annual PRSUs award, the 30% of any earned shares of common stock not distributed promptly upon vesting will be issued upon the earlier to occur of three years following vesting or six months following Mr. Zaslav’s termination of employment. For 2023, the performance objective for the Performance Enhanced Incentive will be achievement of a specified 2023 free cash flow metric.

Under the amended employment agreement, Mr. Zaslav will also receive an additional award of performance-based restricted stock units (the “Additional PRSUs”) in each of 2023, 2024 and 2025 with respect to a number of shares of common stock having an initial value of $11,500,000. The vesting of any Additional PRSUs will be subject to the achievement of performance objectives based entirely on a financial metric to be established by the Committee. For 2023, the Additional PRSUs will be earned based on the achievement of a specified 2023 free cash flow metric. The Additional PRSU awards will be subject to a payout curve established by the Committee that will provide for upward or downward adjustment in the number of Additional PRSUs subject to the applicable award, based on performance versus the financial metric. The maximum amount of shares of common stock that may become payable with respect to any Additional PRSU shall not exceed 200% of the Additional PRSUs awarded. As with the post-2022 Annual PRSUs, the performance period with respect to Additional PRSUs may be up to two years, as established by the Committee in respect of the applicable award. Any shares of common stock earned with respect to the Additional PRSUs will be issued on the same basis as the shares of common stock earned in respect of the Annual PRSUs granted in 2023 or later.

For the Annual PRSUs and Additional PRSUs awarded for 2023, the Committee has established 2023 as the performance period and designated free cash flow as the performance objective for the Performance Enhanced Incentive and for the Additional PRSUs. For the 2023 Annual PRSUs, the Committee has set a target of achievement for the Performance Enhanced Incentive at or below which no additional shares of common stock will be payable (the “2023 Target”) and a maximum level, representing a 7.5% increase above the 2023 Target (the “2023 Maximum”), at which the full Performance Enhanced Incentive will be earned for the 2023 Annual PRSU award. The 2023 Target will also establish the level of achievement at which 100% of the Additional PRSUs granted for 2023 will be earned, and the 2023 Maximum is the level at which 200% of the Additional PRSUs granted for 2023 will be earned. For performance against the free cash flow objective that is 92.5% of the 2023 Target, Mr. Zaslav will earn 90% of the shares of common stock subject to the 2023 Additional PRSU award. For performance between any two stated levels of performance applicable to the 2023 Additional PRSUs or the Performance Enhanced Incentive in respect of the 2023 Annual PRSUs, the number of shares of common stock that will be earned and payable will be determined by mathematical interpolation. For performance against the free cash flow objective that is less than 92.5% of the 2023 Target, no shares of common stock subject to the 2023 Additional PRSU award will be earned.

To be consistent with the awards made to other executives in 2023 and when awards ordinarily would have been made to Mr. Zaslav in 2023, the number of Annual PRSUs and Additional PRSUs subject to the 2023 awards shall be determined based on the closing price of our common stock on February 28, 2023 (or $15.62 per share). The number of shares of common stock subject to Annual PRSUs and Additional PRSUs granted after 2023 will be established on the later of March 1 of that year or two business days following the date on which the Company files its Annual Report on Form 10-K for the previous year, using the closing price of the common stock on the trading day immediately prior to the grant date.

Mr. Zaslav will also receive certain additional rights in respect of the 2023-2025 Annual PRSUs and Additional PRSUs in the event that his employment is terminated due to his death or disability, by the Company without Cause or by Mr. Zaslav for Good Reason (as each such term is defined in Mr. Zaslav’s employment agreement). Any such termination of his employment will be referred to as a “Termination Event”. Mr. Zaslav will also be entitled to certain enhanced rights in respect of the 2023-2025 Annual PRSUs and Additional PRSUs in the event of a Change in Control of the Company (as defined in Mr. Zaslav’s employment agreement), including in the event that his employment is terminated by the Company other than for Cause or he terminates his employment for Good Reason within 60 days following a Change in Control (a “Change in Control Termination”).

If a Termination Event or a Change in Control Termination occurs prior to the end of the applicable performance period with respect to any 2023-2025 Annual PRSUs or any Additional PRSUs that has already been granted, Mr. Zaslav will be entitled to receive the maximum number of shares (i.e., at the 200% level) that would be payable assuming performance was achieved at the maximum level as to the Base Award Objectives, Performance Enhanced Incentive and the performance objectives applicable to the Additional PRSUs. If, within any 12-month period, the Incumbent Directors (as defined in Mr. Zaslav’s employment agreement) cease to constitute a majority of the members of the Board of Directors of the Company (a “Majority Board Change”) and Mr. Zaslav’s employment is not terminated by the Company without Cause or by him for Good Reason within 60 days following such Majority Board Change, Mr. Zaslav will be entitled to receive that number of shares of common stock equal to 150% of the number of Annual PRSUs or Additional PRSUs subject to each such award. In either such instance, 70% of such number of vested shares of common stock will be paid out promptly upon becoming vested and payable, with the remaining 30% payable at the earlier to occur of the third anniversary of the vesting date and six months following Mr. Zaslav’s termination of employment. If Mr. Zaslav receives vested shares of common stock by reason of a Majority Board Change, he will not thereafter receive additional vested shares of common stock by reason of a Change in Control Termination.

In the event that a Termination Event (other than death or disability) or a Change in Control Termination occurs prior to the date that each of the 2023-2025 Annual PRSU awards and each of the Additional PRSU awards has been granted in accordance with the terms of the amended employment agreement, Mr. Zaslav will receive, in full settlement of his rights under any such award, a cash payment for each of the 2023-2025 Annual PRSU awards and each Additional PRSU award that has not been granted equal to twice the specified cash value of any such award (e.g., $12 million in respect of any 2023-2025 Annual PRSUs, $11.5 million in respect of any Additional PRSUs). In the event that a Majority Board Change occurs prior to the date that each of the 2023-2025 Annual PRSU awards and each of the Additional PRSU awards has been granted and Mr. Zaslav’s employment is not terminated by the Company without Cause or by him for Good Reason within 60 days following such Majority Board Change, Mr. Zaslav will receive a cash payment for each of the 2023-2025 Annual PRSU awards and each Additional PRSU award that has not been granted equal to one and half times the specified cash value amount of any such award. Any such cash payment will be made no later than 30 days following the Termination Event (other than death or disability) or vesting of the applicable rights following the Majority Board Change, as applicable. If Mr. Zaslav receives a cash payment in respect of 2023-2025 Annual PRSUs or Additional PRSUs that have not been granted prior to a Majority Board Change, he will not thereafter receive additional cash payments in respect of such yet to be granted awards by reason of a Change in Control Termination.

Under the amended employment agreement, the performance objectives applicable with respect Mr. Zaslav’s annual cash bonus for 2024 and later years will be based on 70% quantitative and 30% qualitative goals. Under Mr. Zaslav’s current employment agreement, his annual cash bonus for 2023 is guaranteed at target. Whether any amount is payable in respect of Mr. Zaslav’s 2023 annual bonus in excess of target (up to 125% of target, which is the maximum amount payable) will also be determined based on 70% quantitative and 30% qualitative goals.

Except as otherwise provided above, the remaining terms and conditions of Mr. Zaslav’s employment agreement will remain unchanged.

Item 8.01	Other Events.

Special Awards to Incentivize Increased Free Cash Flow and Reduced Leverage

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In furtherance of our initiatives with respect to free cash flow and leverage reduction described above, we currently anticipate that the Special 2023 PRSUs will relate to shares of common stock having an aggregate value of approximately $11.75 million, based on the per share value of the underlying shares of common stock at the date of grant. The expected awards to executive officers (other than Mr. Zaslav) are set forth below and total approximately $9.5 million in the aggregate. Approximately $2.25 million of the Special 2023 PRSUs will also be awarded to the Significant Contributors. The Special 2023 PRSUs will be subject to performance vesting conditions related to achievement of a specified 2023 free cash flow metric, with any shares of common stock that are earned being distributed to the recipients over three years to ensure that these Special 2023 PRSUs provide continued alignment over this time period between the participants and our stockholders.

The expected initial award values for the Special 2023 PRSUs are:

Bruce Campbell, Chief Revenue and Strategy Officer:	$2,000,000
Gunnar Wiedenfels, Chief Financial Officer:	$2,000,000
JB Perette, CEO and President, Global Streaming and Games:	$2,000,000
Gerhard Zeiler, President, International:	$1,500,000
Adria Alpert Romm, Chief People and Culture Officer:	$1,000,000
Savalle Sims, Executive Vice President and General Counsel:	$1,000,000

We are also establishing a separate pool of RSUs to recognize other employees throughout the organization, whose retention and efforts are also important to the success of our initiatives with respect to free cash flow and leverage reduction. These employees will receive one-time grants of RSUs under this program, which are currently expected to have an aggregate value of approximately $15 million, based on the per share value of the underlying shares of common stock at the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Gunnar Wiedenfels
	Name:	Gunnar Wiedenfels
	Title:	Chief Financial Officer